SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PAW SPA INC.
(Exact name of registrant as specified in its charter.)

Nevada
(State of incorporation of organization)

1921 Denver West Court
Suite 2022
Golden, Colorado 80401
(Address of principal executive offices, including zip code.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to
be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.[ x ]

Securities Act registration statement file number to which this form relates: Form SB-2; File No. 333-147755.

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.00001
(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 if the Exchange Act.

Large Accelerated filer	[ ]	Accelerated filer [ ]
Non-accelerated filer	[ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

Item 1.     Description of Registrant’s Securities to be Registered.

     The description of securities contained in Registrant’s Registration Statement on Form SB-2, as amended, filed with the Securities and Exchange Commission (File No. 333-147755) is incorporated by reference into this registration statement.

Item 2.     Exhibits

     The following Exhibits are incorporated herein by reference from the Registrant's Form SB-2 Registration Statement filed with the Securities and Exchange Commission, SEC file #333-147755 on November 30, 2007. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.	Document Description

3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the Securities being registered.
23.1	Consent of Manning Eillott LLP
23.2	Consent of Conrad C. Lysiak, Esq.

SIGNATURES

     In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 9th day of April, 2008.

PAW SPA, INC.

BY:  EDD COCKERILL
        Edd Cockerill
        President, Principal Executive Officer, Treasurer,
        Principal Financial Officer, Principal Accounting
        Officer and member of the Board of Directors